Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.1.2

We consent to the incorporation by reference of our reports dated February 7, 2020 relating to (i) the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification (“ASC”) Topic 606, Revenue From Contracts with Customers, and a change in the method of accounting for leases due to the adoption of ASC Topic 842, Leases), of The Dow Chemical Company and subsidiaries (“TDCC”) and (ii) the effectiveness of TDCC's internal control over financial reporting, appearing in the Annual Report on Form 10-K, filed jointly by Dow Inc. and The Dow Chemical Company, for the year ended December 31, 2019, in the following Registration Statements of The Dow Chemical Company:

Form S-3:

No.	333-232862-01

Form S-4:

No.	333-88443
333-234108

Form S-8:

Nos.	33-61795
333-40271
333-91027
333-103519
333-220352

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Midland, Michigan
February 7, 2020

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